EXHIBIT 10.19

EXECUTION VERSION
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT is entered into as of March 1, 2023 (the “First Amendment”) by and among Great Ajax Corp., a Maryland corporation (“Ajax”), Great Ajax Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership,” and together with Ajax and any current or future subsidiaries of Ajax, the “Company”), and Thetis Asset Management LLC, a Delaware limited liability company (the “Manager”). The First Amendment amends the Third Amended and Restated Management Agreement, dated as of April 28, 2020 (the “Management Agreement”), by and among the Company and Manager.

Capitalized terms used herein without definition shall have the meanings assigned to them in or by reference in the Management Agreement.

WITNESSETH:

WHEREAS, the parties hereto have previously entered into the Management Agreement;
and

WHEREAS, the parties desire to amend the Management Agreement, as and upon the terms and conditions hereinafter specified;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Compensation of the Manager. Section 5(b) of the Management Agreement is hereby amended and restated to read as follows:
The Base Management Fee shall equal 1.5% of the Ajax consolidated stockholders’ equity per annum. For purposes of calculating the management fee, consolidated stockholders’ equity means: the sum of the net proceeds, after deducting underwriting discounts and commissions and offering expenses payable by the Company, from any issuances of equity securities (common stock, preferred stock), equity-linked securities (including convertible securities) and unsecured debt securities that were used to replace preferred stock, issued by Ajax or the Operating Partnership (without double counting) since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus Ajax and the Operating Partnership’s (without double counting) retained earnings calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (i) any amount that Ajax or the Operating Partnership pays to repurchase its common stock or units since inception, (ii) any unrealized gains and losses and other non-cash items that have affected consolidated stockholders’ equity as reported in Ajax’s financial statements prepared in accordance with GAAP, and (iii) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the Manager and the Ajax Independent Directors and approval by a majority of the Ajax Independent Directors.

2.Reference to and Effect on the Management Agreement. From and after the date of this Amendment, this First Amendment shall become a part of the Management Agreement and each reference in the Management Agreement to “this Agreement,” or “hereof,” “hereunder” or words of like import, and each reference in any other document to the Management Agreement shall mean and be a reference to such Management Agreement, as amended or modified hereby. Except as expressly amended or modified hereby, the Management Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

3.Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Management Agreement are and shall remain in full force and effect on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Management Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. The terms of this First Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Management Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective officers as of the day and year first above written.

GREAT AJAX CORP.

By: /s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn
Title: Chief Executive Officer

GREAT AJAX OPERATING PARTNERSHIP, LP

Great Ajax Operating LLC,
general partner

By: Great Ajax Corp.,
managing member

By: /s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn
Title: Chief Executive Officer

THETIS ASSET MANAGEMENT LLC

By: /s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn, Manager

[Signature Page to First Amendment to Third Amended and Restated Management Agreement]